U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 13, 2008

EMERITUS CORPORATION
(Exact name of registrant as specified in charter)

Washington	1-14012	91-1605464
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3131 Elliott Avenue, Suite 500

Seattle, Washington 98121
(Address of principal executive offices) (Zip Code)

(206) 298-2909
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 13, 2008, T. Michael Young resigned from the Emeritus Corporation Board of Directors in order to devote more time to his business and investment activities.  Mr. Young served as a director of Emeritus since April 2004 and was a member of the Audit and Nominating and Corporate Governance Committees, as well as the Special Committee of Independent Directors.

On November 13, 2008, the Emeritus Board of Directors appointed Richard Macedonia as a Class II Director of the Company, to serve until the next annual meeting of shareholders. Mr. Macedonia will serve on the Audit and Nominating and Corporate Governance Committees, as well as Special Committee of Independent Directors.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.                                           Description

99.1	Press Release dated November 13, 2008, announcing Retirement of a Director.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: November 18, 2008		EMERITUS CORPORATION

	By:	/s/ Raymond R. Brandstrom
Raymond R. Brandstrom
Executive Vice President-Finance, Chief Financial Officer and Secretary

INDEX TO EXHIBITS

Exhibit No.                                           Description

99.1	Press Release dated November 13, 2008, announcing Retirement of a Director.